EXHIBIT 24.1









              CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the incorporation of our reports included in this Form 10-K into WPS Resources Corporation's previously filed Registration Statement Files No. 33-35050, No. 33-47172, No. 33-61991, and No. 33-65167, and
Wisconsin Public Service Corporation's previously filed Registration Statement File No. 33-59460.






Milwaukee, Wisconsin,
March 8, 1996                                     ARTHUR ANDERSEN LLP

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